UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2020

ONE LIBERTY PROPERTIES, INC.

(Exact name of Registrant as specified in charter)

Maryland	001-09279	13-3147497
(State or other jurisdiction	(Commission file No.)	(IRS Employer
of incorporation)		I.D. No.)

60 Cutter Mill Road, Suite 303, Great Neck, New York	11021
(Address of principal executive offices)	(Zip code)

(516) 466-3100
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OLP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 3 – Securities and Trading Markets

Item 3.03	Material/Modifications to Rights of Security Holders

The information called for by this item is incorporated by reference to the disclosure set forth under Item 5.03.

Section 5 – Corporate Governance and Management

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Charter Amendments.

As disclosed in Item 5.07 of this Form 8-K, our stockholders have approved amendments (the “Amendments”) to our charter. We intend to submit the Articles of Amendment and Restatement (the “Charter”), reflecting the Amendments, for filing with the State Department of Assessments and Taxation of Maryland (the “SDAT”) and will file an amendment to this report promptly disclosing the SDAT’s acceptance of the filing.

As described below and as more fully disclosed in our proxy statement dated April 22, 2020 (the “Proxy Statement”), the Amendments (i) increase the number of authorized shares of our common stock, $0.01 par value per share, from 25,000,000 to 50,000,000, (ii) increase the total number of authorized shares of our stock from 37,500,000 to 62,500,000, (iii) revise the requirement to indemnify and advance the expenses of our officers, directors and employees with respect to liabilities arising in connection with their services to us, and (iv) change the vote required for our stockholders to approve certain actions.

1.	Changes in Authorized Capital

As a result of the Amendments, our Charter provides that we may issue up to 62,500,000 shares of stock, consisting of 50,000,000 shares of common stock, par value $1.00 per share, and 12,500,000 shares of preferred stock, par value $1.00 per share.

2.	Changes with Respect to Indemnification and Advance of Expenses

As a result of the Amendments, our Charter requires us, to the maximum extent permitted by Maryland law, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

●	any present or former director or officer who is made or threatened to be made a party to, or witness in, a proceeding by reason of his or her service in such capacity; and

●	any individual who, while a director or officer of ours and at our request, serves or has served as a director, officer, trustee, member, manager, or partner of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or any other enterprise, and only if he or she is made or threatened to be made a party to, or witness in, a proceeding by reason of his or her service in such capacity.

Our Charter also permits us, with the approval of our board of directors, to indemnify our employees, as well as directors and officers of our predecessors, subject to the limitations set forth in the immediately preceding paragraph.

Under the Maryland General Corporation Law (the “MGCL”) and our Charter, we may advance reasonable expenses to a director or officer upon receipt of:

●	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation (the “Standard of Conduct”); and

●	a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the Standard of Conduct.

3.	Changes to the Vote Required for our Stockholders to Approve Certain Actions

As a result of the Amendments, our Charter and the MGCL provide that approval of routine matters required by the MGCL to be approved by our stockholders requires approval of a majority of the votes cast on the matter, and approval of our dissolution, merger, consolidation, share exchange or conversion, or amendments to our charter that require approval by our stockholders, require the affirmative vote of a majority of the votes entitled to be cast on the matter.

Bylaw Amendments

As disclosed in Item 5.07 of this Form 8-K, our stockholders approved amendments to our bylaws (the “Stockholder Approved Bylaw Amendments”) which, as more fully described in our Proxy Statement, eliminated certain (i) restrictions on our ability to engage in certain investment, financing, re-leasing and other transactions and (ii) requirements relating to management arrangements. The Stockholder Approved Bylaw Amendments became effective on June 30, 2020 upon the approval of such amendments by our stockholders.

In addition, our board of directors (the “Board”) approved amendments to our bylaws (the “Board Approved Bylaw Amendments”; and together with the Stockholder Approved Bylaw Amendments, the “Bylaw Amendments”) and the Board restated (as so amended and restated, the “Restated Bylaws”) our bylaws to give effect to the Bylaw Amendments. (The Board Approved Bylaw Amendments and the restatement of our bylaws to reflect the Bylaw Amendments become effective upon the filing of the Charter with the SDAT). Among other things, the Board Approved Bylaw Amendments:

●	Implement procedures with respect to stockholders seeking to call a special meeting of stockholders.

●	Implement advance notice requirements and procedures to be followed by stockholders desiring to nominate individuals to serve on the Board or submit proposals to be voted upon by the stockholders, which require that we be provided advance written notice of nominations for election to our Board at annual meetings of our stockholders or special meetings of our stockholders called for the purpose of electing directors, or of other matters which stockholders wish to present for action at an annual of stockholders. These advance notice requirements generally require that such notice and certain other information and materials required by our Restated Bylaws be delivered not earlier than the 150th day and not later than 5:00 p.m., eastern time, on the 120th day before the anniversary of the date of the proxy statement for the preceding year’s annual meeting or, for a special meeting of stockholders, not earlier than the 120th day and not later than 5:00 p.m. eastern time, on the later of the 90th day before the date of the meeting or the tenth day after the date on which public announcement is first made of the date of the special meeting.

●	In furtherance of Proposal 4.C described in Item 5.07 below pertaining to the election of directors, provide that in,

(i)	an uncontested election, a nominee for director is elected if the nominee receives the affirmative vote of the majority of the total votes cast “for” or “against” or withheld as to such nominee, and

(ii)	contested elections (as defined in the Restated Bylaws), nominees are elected by a plurality of votes.

●	Eliminate provisions regulating the manner in which related party transactions are approved.

●	Eliminate provisions limiting the ability of affiliate directors to nominate individuals to serve on the board.

●	Adopt revised notice and quorum requirements with respect to Board meetings to be implemented in the event of an Emergency (as defined in the Restated Bylaws).

●	Permit officers to engage in business activities that could be competitive to those engaged in by us.

●	Designate Maryland and New York (and specified courts within such states) as the exclusive forums for certain litigation in which we may become involved.

●	Update the provisions governing the organization and conduct of stockholder meetings.

●	Generally clarify procedures, conform to Maryland law, and delete outdated sections, requirements and references, including procedures governing meetings and actions of the Board and committees of the Board.

Under the Amended Charter and the Restated Bylaws, our stockholders generally continue to have the power to alter, modify or repeal any bylaws of the Corporation and to make new bylaws by the affirmative vote of the holders of a majority of the total number of shares outstanding and entitled to vote thereon.

The foregoing description of the Amendments, the Bylaw Amendments, the Charter and the Restated Bylaws (i) assumes the Charter is filed with the SDAT, (ii) is qualified in its entirety by reference to the Charter and Restated Bylaws, copies of which are filed as Exhibit 3.1 and 3.2 hereto, respectively, and (iii) as so qualified, amends the “Description of Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934” filed as Exhibit 4.5 to our Annual Report on Form 10-K for the year ended December 31, 2019 (the “Annual Report”).

Item 5.07	Submission of Matters to a Vote of Security Holders.

At our annual meeting of stockholders held on June 30, 2020, proposals 1, 2, 3, 4.A, 4.B, 4.C, 5.A and 5.B presented to stockholders were approved. The proposals are described in detail in our Proxy Statement. Set forth below is a summary of the proposals and the voting results with respect thereto.

Proposal 1 – to elect the directors named below for a three-year term (with the votes as indicated):

				Broker
	For	Against	Abstain	Non-Votes
Charles Biederman	14,391,834	1,415,536	45,977	2,884,087
Patrick J. Callan, Jr.	15,479,767	329,128	44,452	2,884,087
Karen A. Till	15,561,194	250,180	41,973	2,884,087

Proposal 2 – approve, by non-binding vote, the compensation of our executive officers (with the votes as indicated):

			Broker
For	Against	Abstain	Non-Votes
11,889,435	3,850,319	113,593	2,884,087

Proposal 3 – ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2020 (with the vote as indicated):

For	Against	Abstain
18,531,397	162,406	43,631

Proposal 4A – to increase our authorized capital stock and its common stock (with the votes as indicated):

			Broker
For	Against	Abstain	Non-Votes
18,097,601	548,147	91,682	–

Proposal 4.B – revising requirements to indemnify and advance expenses of our officers, directors and employees (with the votes as indicated):

			Broker
For	Against	Abstain	Non-Votes
15,383,650	355,595	114,101	2,884,088

Proposal 4.C – approving changes to the vote required for our stockholders to approve certain actions (with the votes as indicated):

			Broker
For	Against	Abstain	Non-Votes
15,328,574	439,403	85,369	2,884,088

Proposal 5.A – eliminating Article III, Section 17 of our bylaws with respect to investment policies and restrictions (with the votes as indicated):

			Broker
For	Against	Abstain	Non-Votes
15,537,186	251,351	64,809	2,884,088

Proposal 5.B – eliminating Article III, Section 18 of our bylaws with respect to provisions regarding management arrangements (with the votes as indicated):

			Broker
For	Against	Abstain	Non-Votes
15,392,356	365,448	95,542	2,884,088

Section 8 – Other Events

Item 8.01	Other Events

Sale of Property

On July 1, 2020, we sold (the “CarMax Sale”) a 35,300 square foot building located in Knoxville, Tennessee and leased to a subsidiary of CarMax, Inc., for a sales price of $18.0 million, of which $8.5 million was used to repay the mortgage debt associated with the property, $8.7 million was used to pay-down our credit facility debt and $829,000 was used to pay the expense associated with the termination of the related interest rate swap.

We estimate that in the third quarter of 2020, we will recognize an approximate $10.3 million gain from this sale, before giving effect to the swap termination fee, of which $774,000 and $55,000 will be recognized in the second quarter and third quarter of 2020, respectively. During the six months ended June 30, 2020, we recognized $573,000 of rental income from, and incurred $111,000 of depreciation expense and $164,000 of mortgage interest expense at this property.

Liquidity and Capital Resources

Our available liquidity at July 2, 2020, was approximately $79.1 million, including $18.2 million of cash and cash equivalents (including the credit facility’s required $3.0 million average deposit maintenance balance) and $60.9 million available under our credit facility.

We anticipate that on or about July 31, 2020, we will pay a dividend of approximately $9.0 million, of which approximately $4.5 million will be paid in each of cash and shares of our common stock. The number of shares of our common stock to be issued will depend on the value of such shares at such time. For the purposes of determining such value, we will use the volume weighted average price of our common stock for the five trading days ending July 21, 2021.

Round Rock Guaranty Litigation

As reported in our Annual Report on Form 10-K for the year ended December 31, 2019 (see “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations – Other 2019 Developments-Round Rock Property”), we sued the guarantor of the lease at our former property in Round Rock, Texas, at which the tenant obtained bankruptcy protection and terminated its lease. (The lawsuit is captioned: OLP Wyoming Springs, LLC, Plaintiff, v. Harden Healthcare, LLC, Defendant, v Benjamin Hanson, Intervenor, District Court of Williamson County, Texas, Cause No. 18-1511-C368).  The trial court (i) granted our motion for summary judgment determining that the lease guarantor is liable under its guaranty and (ii) granted the lease guarantor’s request for leave to appeal the trial court’s grant of our motion for summary judgment with respect to  the lease guarantor’s liability. Our damage assessment served on the lease guarantor asserts mitigated damages in excess of $14 million.  We are in the process of seeking a court-ordered discovery schedule in the damages portion of the case.  We will continue to incur significant legal expense in connection with this lawsuit and cannot provide any assurance that we will realize any recovery therefrom.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibit
3.1	Articles of Amendment and Restatement of the Company.

3.2	Amended and Restated Bylaws of the Company.

101	Cover Page Interactive Data File - the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONE LIBERTY PROPERTIES, INC.

Date: July 7, 2020	By:	/s/ David W. Kalish
David W. Kalish
Chief Financial Officer